PRICING SUPPLEMENT NO. 86                                        Rule 424(b)(3)
DATED: November 24, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes      Book Entry Notes
$50,000,000                [x]                      [x]

Original Issue Date:       Fixed Rate Notes         Certificated Notes
November 26, 1997          [_]                      [_]

Maturity Date:
November 29, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                                Optional         Optional
                          Redemption            Repayment        Repayment
Redeemable On             Price(s)              Date(s)          Price(s)
-------------             ----------            ----------       -----------

N/A                       N/A                   N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]         Commercial Paper Rate               Minimum Interest Rate: N/A

[_]         Federal Funds Rate                  Interest Reset Date(s): *

[_]         Treasury Rate                       Interest Reset Period: Monthly

[_]         LIBOR Reuters                       Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                          Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.09%

----------------------------

*        On the 29th of each month.

**       On the 29th of each month and at maturity.

*** The one-month LIBOR rate on November 24, 1997 plus 9 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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